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                                                                    EXHIBIT 25.1

                                    FORM T-1
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                             ----------------------

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                               SECTION 305(B)(2) _____

                             ----------------------

                       UNITED STATES TRUST COMPANY OF NEW YORK
              (Exact name of trustee as specified in its charter)


              New York                                      13-3818954
   (Jurisdiction of incorporation                       (I.R.S. employer
    if not a U.S. national bank)                        identification No.)

        114 West 47th Street                                 10036-1532
           New York, NY                                      (Zip Code)
      (Address of principal
        executive offices)

                             ----------------------

                         Home Interiors and Gifts, Inc.
               (Exact name of obligor as specified in its charter)



               Texas                                        75-0981828
  (State or other jurisdiction of                       (I.R.S. employer
   incorporation or organization)                       identification No.)

                             ----------------------
                             Dallas Woodcraft, Inc.
                                 (Co-Registrant)

               Texas                                        75-1248263
  (State or other jurisdiction of                       (I.R.S. employer
   incorporation or organization)                       identification No.)



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                                      - 2 -

                             ----------------------
                                    GIA, Inc.
                                 (Co-Registrant)

             Nebraska                                       76-2819682
  (State or other jurisdiction of                       (I.R.S. employer
   incorporation or organization)                       identification No.)

                             ----------------------
                                   Homco, Inc.
                                 (Co-Registrant)

               Texas                                        75-1725861
  (State or other jurisdiction of                       (I.R.S. employer
   incorporation or organization)                       identification No.)

                             ----------------------
                             Homco Puerto Rico, Inc.
                                 (Co-Registrant)

             Delaware                                       75-2695262
  (State or other jurisdiction of                       (I.R.S. employer
   incorporation or organization)                       identification No.)

                             ----------------------
                           Spring Valley Scents, Inc.
                                 (Co-Registrant)

               Texas                                        75-2729831
  (State or other jurisdiction of                       (I.R.S. employer
   incorporation or organization)                       identification No.)

     4550 Spring Valley Road
            Dallas, Texas                                    75244-3705
(Address of principal executive offices)                     (Zip Code)

                             ----------------------
                   10-1/8% Series A Senior Notes due 6/1/2008
                       (Title of the indenture securities)


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                                     - 3 -

                                    GENERAL

1.   GENERAL INFORMATION

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

            Federal Reserve Bank of New York (2nd District), New York, New York
               (Board of Governors of the Federal Reserve System)
            Federal Deposit Insurance Corporation, Washington, D.C.
            New York State Banking Department, Albany, New York

     (b)  Whether it is authorized to exercise corporate trust powers.

          The trustee is authorized to exercise corporate trust powers.

2.   AFFILIATIONS WITH THE OBLIGOR

     If the obligor is an affiliate of the trustee, describe each such affiliation.

          None

3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15:


     Home Interiors and Gifts, Inc., Dallas Woodcraft, Inc., GIA, Inc., Homco, Inc., Homco Puerto Rico, Inc. and Spring Valley Scents, Inc. currently are not in default under any of these outstanding securities for which United States Trust Company of New York is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 of Form T-1 are not
     required under General Instruction B.


16.  LIST OF EXHIBITS

     T-1.1     --   Organization Certificate, as amended, issued by the State of
                    New York Banking Department to transact business as a Trust
                    Company, is incorporated by reference to Exhibit T-1.1 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No.
                    33-97056).

     T-1.2     --   Included in Exhibit T-1.1.

     T-1.3     --   Included in Exhibit T-1.1.


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                                     - 4 -

16.  LIST OF EXHIBITS
     (cont'd)

     T-1.4     --   The By-Laws of United States Trust Company of New York, as
                    amended, is incorporated by reference to Exhibit T-1.4 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No.
                    33-97056).

     T-1.6     --   The consent of the trustee required by Section 321(b) of
                    the Trust Indenture Act of 1939, as amended by the Trust
                    Indenture Reform Act of 1990.

     T-1.7     --   A copy of the latest report of condition of the trustee
                    pursuant to law or the requirements of its supervising or examining authority.

NOTE

As of August 18, 1998 the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U.S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U.S. Trust Corporation.

In answering Item 2 in this statement of eligibility as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

                              --------------------

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 18th day of August, 1998.

UNITED STATES TRUST COMPANY
   OF NEW YORK, Trustee

By:
   ------------------------
   Assistant Vice President

CCC/pg

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                                                                   EXHIBIT T-1.6

       The consent of the trustee required by Section 321(b) of the Act.

                     United States Trust Company of New York
                              114 West 47th Street
                               New York, NY 10036

September 1, 1995


Securities and Exchange Commission
450 5th Street. N.W.
Washington, DC 20549

Gentlemen:

Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.


Very truly yours,

UNITED STATES TRUST COMPANY
    OF NEW YORK

By: /s/ Gerard F. Ganey
    ---------------------
    Gerard F. Ganey
    Senior Vice President



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                                                                   EXHIBIT T-1.7

                     UNITED STATES TRUST COMPANY OF NEW YORK
                       CONSOLIDATED STATEMENT OF CONDITION

                                  JUNE 30, 1998
                                ($ IN THOUSANDS)

ASSETS
Cash and Due from Banks                                             $     99,322

Short-Term Investments                                                   171,315

Securities, Available for Sale                                           626,426

Loans                                                                  1,857,795
Less: Allowance for Credit Losses                                         16,708
                                                                    ------------
    Net Loans                                                          1,841,087
Premises and Equipment                                                    59,304
Other Assets                                                             122,476
                                                                    ------------
    TOTAL ASSETS                                                    $  2,919,930
                                                                    ============
LIABILITIES
Deposits:
    Non-Interest Bearing                                            $    648,072
    Interest Bearing                                                   1,646,049
                                                                    ------------
      Total Deposits                                                   2,294,121

Short-Term Credit Facilities                                             306,807
Accounts Payable and Accrued Liabilities                                 144,419
                                                                    ------------
    TOTAL LIABILITIES                                               $  2,745,847
                                                                    ============
STOCKHOLDER'S EQUITY
Common Stock                                                              14,995
Capital Surplus                                                           49,541
Retained Earnings                                                        107,703
Unrealized Gains on Securities
    Available for Sale (Net of Taxes)                                      2,344
                                                                    ------------

TOTAL STOCKHOLDER'S EQUITY                                               174,583
                                                                    ------------
  TOTAL LIABILITIES AND
  STOCKHOLDER'S EQUITY                                              $  2,919,930
                                                                    ============

I, Richard E. Brinkmann, Senior Vice President & Comptroller of the named bank do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.

Richard E. Brinkmann, SVP & Controller

July 31, 1998